EXHIBIT 10.24

THIRD AMENDMENT TO LEASE

This THIRD AMENDMENT TO LEASE (“Third Amendment”) is made this 9th day of April , 2007 by and between Cypress Court Operating Associates, Limited Partnership, a New Mexico limited partnership (“Landlord”) and Southern Bay Energy, L.L.C., a Texas limited liability company (“Tenant”)

RECITALS:

WHEREAS, Landlord and AROC, Inc., (“Former Tenant”) entered into that certain Lease Agreement dated June 7, 2001 (“Lease”) covering certain leased premises (“Premises”) containing 14,810 Rentable Square Feet on the second floor of the building (“Building”) located at 110 Cypress Station Drive in Houston, Harris County, Texas; and

WHEREAS, Landlord and Former Tenant entered into that certain First Amendment to Lease dated November 10, 2003 (“First Amendment”) wherein, among other things, the Premises was reduced by 4,234 Rentable Square Feet to 10, 576 Rentable Square Feet and the Lease Term was renewed early; and

WHEREAS, Landlord, Former Tenant and Tenant entered into that certain Assignment and Assumption of Lease dated April 19, 2005 (“Assignment”) wherein the Lease, including the First Amendment, was assigned from Former Tenant to Tenant; and

WHEREAS, Southern Bay Oil & Gas, L.P., a Texas limited partnership, (“Guarantor”) executed that certain Unconditional Guaranty of Lease dated April 19, 2005, wherein, among other things, Guarantor guaranteed the performance of all Tenant’s obligations under the Lease, including the obligation to pay rent; and

WHEREAS, Landlord and Tenant entered into that certain Second Amendment to Lease dated April 19, 2005 (“Second Amendment”) wherein Tenant and Landlord agreed to modify the terms and conditions of the Option to Terminate in paragraph 13 of the First Amendment; and

WHEREAS, the Lease, the First Amendment, the Assignment and the Second Amendment including any and all exhibits, addenda, riders, estoppels and letter agreements, shall hereinafter be collectively referred to as the “Lease”; and

WHEREAS, Tenant desires to expand the premises; and Landlord and Tenant agree to further amend the Lease to reflect same;

AGREEMENTS:

NOW, THEREFORE, for and in consideration of the sum of ten and no/100 dollars ($10.00) and other valuable consideration paid by each party to the other, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant do hereby amend the Lease as follows:

1. Article 2. b. - Premises.

The Premises shall hereby be expanded to include the area on the second (2nd) floor of the Building (Expansion Space I”), shown on Exhibit “A” attached hereto and made a part hereof, as of the Commencement Date for Expansion Term I (as hereinafter defined).

2. Article 2. d. - Tenant’s Rentable Square Feet.

The total area in the Premises shall be hereby amended to include the 3,179 Rentable Square Feet in Expansion Space I as of the Commencement Date for Expansion Term I, which when combined with the existing 10,547 Rentable Square Feet in the Premises shall increase the total area in the Premises to 13,726 Rentable Square Feet.

3. Article 2. f. - Tenant’s Proportionate Share.

Tenant’s Proportionate Share of the Building shall be hereby amended to be 13.678% as of the Commencement Date for Expansion Term I.

4. Article 2. h. - Commencement Date.

The Commencement Date for Expansion Term I shall be the later of (a) April 15, 2007 or (b) upon substantial completion of the leasehold improvements to be made by Landlord pursuant to paragraph 8 below.

5. Article 2. i. - Term.

The Term of the Lease for Expansion Space I shall be for a period of eighteen (18) months and fifteen (15) days (“Expansion Term I”), expiring October 31, 2008. In the event that the actual Commencement Date for Expansion Space I is different than the Commencement Date stated above, the number of days in Expansion Term I shall be adjusted so that Expansion Term I expires on October 31, 2008.

6. Article 2. j. - Base Rent.

The Base Rent for the Expansion Space I during Expansion Term I shall be due and payable, monthly in advance, as follows:

Period	Annual Rate/RSF	Monthly Rent
04/15/07-10/31/07	$15.50	$4,106.21
11/01/07-10/31/08	$16.00	$4,238.67

7. Article 2.n. - Expense Stop/Base Year.

For the purpose of calculating any increases in Operating Expenses for the Expansion Space I, during Expansion Term I the Building’s actual 2007 calendar year Operating Expenses shall be used as the Base Year, subject to adjustment as provided for herein.

8. Article 2. q. - Maximum Construction Allowance.

Landlord, at Landlord’s cost and expense, agrees to make leasehold improvements to the Premises in accordance with specifications attached hereto as Exhibit “B”. Any changes to the specifications by Tenant that increase the total cost of the work beyond the specifications attached to Exhibit “B” shall be at Tenant’s expense. Otherwise, Tenant accepts the Premises in its “as-is” condition.

9. Article 2.s. - Tenants Broker.

Tenant agrees and acknowledges that it has had no dealings with any real estate broker(s) representing its interest in this transaction and that no leasing commissions shall be due from Landlord to such real estate broker(s).

10. Article 2. u. - Parking Spaces.

For Expansion Space I, Landlord agrees to provide Tenant with an additional eleven (11) unreserved parking spaces free or charge for the duration of Expansion Term I.

Except as modified and amended herein, all other terms and conditions of the Lease are hereby ratified and affirmed in all respects. In the event of any conflict between the terms and conditions of the Third Amendment and the Lease, the Lease shall control.

IN WITNESS HEREOF, the undersigned has caused this Third Amendment to be duly executed effective as of the date first written above.

LANDLORD:		TENANT:

CYPRESS COURT OPERATING ASSOCIATES, LIMITED PARTNERSHIP		SOUTHERN BAY ENERGY, L.L.C.

By:	BGK Cypress Court LLC,	By:	Southern Bay Oil & Gas, L.P.,
	General Partner		General Partner

By:	/s/ J. Peter Mehlert	By:	/s/ Howard E. Ehler
Name:	J. Peter Mehlert	Name:	Howard E. Ehler
Title:	President	Title:	Vice President CFO

Exhibit “A”

Expansion Space I

Exhibit “B”

Leasehold Improvement Specifications

Exhibit “B”

Leasehold Improvement Specifications